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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report - July 12, 2001

                                AmeriKing, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                         (State or other jurisdiction
                       of incorporation or organization)

                       2215 Enterprise Drive, Suite 1502
                             Westchester, Illinois
                   (Address of principal executive offices)

                                  36-3970707
                               (I.R.S. employer
                              identification no.)

                                     60154
                                  (Zip code)


        Registrant's telephone number, including area code 708-947-2150

                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events

Exchange Offer

     On June 29, 2001, AmeriKing, Inc. (the "Company") completed an exchange offer of its 10 3/4% Senior Notes due December 2006 (the "AmeriKing Senior Notes"). Of the $100 million in AmeriKing Senior Notes approximately 99.5% were exchanged for bonds issued by National Restaurant Enterprise Holdings, Inc. ("NRE Holdings"), a new subsidiary of the Company. NRE Holdings is the sole stockholder of National Restaurant Enterprises, Inc., the subsidiary through which the Company conducts its operations.

     For each $2,000 principal amount of AmeriKing Senior Notes (or portion thereof) tendered, NRE Holdings exchanged $1,000 principal amount of its 10 3/4% Senior Notes ("NRE Senior Notes") due November 15, 2007 and a unit consisting $1,000 of its 13% Senior PIK Notes ("NRE Senior PIK Notes") due May 15, 2008 and a warrant to purchase a pro rata portion of 19.99% of NRE Holdings' common stock. In lieu of the payment of cash interest on the Ameriking Senior Notes for the period from December 1, 2000 to June 1, 2001, NRE Holdings paid interest in respect of the NRE Senior Notes and NRE Senior PIK Notes, as if each had been outstanding since November 15, 2000 to May 15, 2001.

       From and after May 15, 2001, the NRE Senior Notes bear interest at the rate of 10 3/4% per year. Payments of interest on the NRE Senior Notes will be payable semi-annually in cash in arrears on November 15 and May 15 in each year, beginning November 15, 2001, to holders of record of NRE Senior Notes at the close of business on the May 1 or November 1 immediately preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       From and after May 15, 2001, the NRE Senior PIK Notes bear interest at the rate 13% per year. Payments of interest on the NRE Senior PIK Notes is payable semi-annually in kind in arrears on November 15 and May 15 in each year, beginning November 15, 2001, to holders of record of NRE Senior PIK Notes at the close of business on the May 1 or November 1 immediately preceding such interest payment date. The outstanding principal amount of the NRE Senior PIK Notes will be increased on May 15 and November 15, beginning May 15, 2001, by an amount equal to the interest payable for the preceding semi-annual period. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The NRE Holdings' securities have not been registered under the Securities Act of 1933 and are being offered only to holders of the Senior Notes that are "accredited investors" as defined in Regulation D under the Securities Act of 1933. NRE Holdings has agreed to file a registration statement relating to an offer to exchange identical securities issued by NRE Holdings for the NRE Senior Notes and the NRE Senior PIK Notes, or if an exchange offer cannot be made, a registration statement that will enable holders of the NRE Senior Notes and the NRE Senior PIK Notes to offer or sell those securities in compliance with the Securities Act of 1933. NRE Holdings will be required to pay liquidated damages to the holders of the notes if it is unable to complete these registrations within specified time periods.

New Credit Agreement

     Concurrent with the exchange, National Restaurant Enterprises, entered into a $115,500,000 amended and restated senior secured revolving credit facility with Fleet National Bank, as agent. The credit agreement contains several financial covenants, which will require National Restaurant Enterprises to maintain certain financial ratios and restrict National Restaurant Enterprises' ability to incur indebtedness and pay dividends. The commitment fee on the unused portion of the revolver will be 1/2% per year, payable quarterly. As part of the terms of the credit facility, the Company made a principal payment of $3.3 million to reduce the outstanding credit facility balance from $118.8 million. The Company also incurred $2.2 million in amendment and closing fees paid and payable to its bank group, with $1.7 million payable no later than June 30, 2002.


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     The repayment of borrowings under the credit facility is guaranteed by
AmeriKing, NRE Holdings and certain subsidiaries of National Restaurant Enterprises and will be secured by a perfected first priority security interest in all of the assets of each such entity, and the pledge of 95% of the outstanding capital stock or 100% of the outstanding non-voting capital stock of each such entity (other than AmeriKing). Mandatory commitment reductions will be required in the event that there are any proceeds from the sale of assets or securities by AmeriKing with additional commitment reductions tied to the availability of cash in excess of certain thresholds.

     The borrowings under the credit facility bears interest at a rate per year equal to the Alternate Base Rate (as defined in the new credit agreement) plus 3.00%. The new credit agreement also contains standard representations, warranties and covenants, including certain financial covenants, such as a leverage ratio, a debt service coverage ratio, a minimum EBITDA requirement and a limit on annual capital expenditures. As of June 29, 2001, the Company and its subsidiaries were in compliance with all financial covenants of the amended credit facility and bond indentures.
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois.


                                       Ameriking, Inc.

     7-12-01                             /s/  Lawrence E. Jaro
     ----------------------              ---------------------
     Date                              Lawrence E. Jaro
                                       Managing Owner, Chairman and
                                       Chief Executive Office

     7-12-01                             /s/  Augutus F. Hothorn
     ----------------------              -----------------------
     Date                              Augustus F. Hothorn
                                       President and Chief Operating Officer


     7-12-01                             /s/ John C. Clark
     ----------------------              -----------------
     Date                              John C. Clark
                                       Corporate Controller (Principal Financial
                                       and Accounting Representative)
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                                 EXHIBIT INDEX

Exhibit 4.48 First Supplemental Indenture, dated June 28, 2001, between Ameriking and Trustee

Exhibit 4.49 Indenture, dated June 29, 2001, between National Restaurant Enterprises Holdings, Inc. and Trustee with respect to 13% Senior PIK Notes

Exhibit 4.50 Indenture, dated June 29, 2001, between National Restaurant Enterprises Holdings, Inc. and Trustee with respect to 10 3/4% Senior Notes

Exhibit 4.51 Amended and Restated Registration Rights Agreement, dated July 9, 2001, with respect to 13% Senior PIK Notes

Exhibit 4.52 Amended and Restated Registration Rights Agreement, dated July 9, 2001, with respect to 10 3/4% Senior Notes

Exhibit 4.53 Warrant Agreement, dated June 29, 2001, between National Restaurant Enterprises Holdings, Inc. and State Street Bank and Trust Company, as Warrant Agent


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Exhibit 10.59         Consolidated, Amended and Restated Revolving Credit
                      Agreement, dated June 29, 2001, among National Restaurant Enterprises, Inc., National Restaurant Enterprises Holdings, Inc., Ameriking, Inc. and Fleet National Bank, as Agent

Exhibit 10.60 Intercreditor Agreement, dated June 29, 2001, among Burger King Corporation, Ameriking, Inc., National Restaurant Enterprises Holdings, Inc., National Restaurant Enterprises, Inc., Ameriking Colorado Corporation, Ameriking Indiana Holdings, Inc., Ameriking Tennessee Corporation, Ameriking Indiana, L.P. and State Street Bank and Trust Company, as Successor Trustee